UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

ICF CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	0-16472	95-4628378
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4030 Pike Lane, Suite C
Concord, California 94520
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 849-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant

Effective December 10, 2007, Pisenti & Brinker LLP (“Pisenti”) resigned as the Registrant’s independent registered public accounting firm. Effective December 11, 2007, the Registrant engaged Stark, Winter, Schenkein & Co., LLP (“Stark”) to replace Pisenti as the Registrant’s independent registered public accounting firm. The board of directors of the Registrant has approved the decision to use Stark as the Registrant’s independent registered public accounting firm.

The Registrant has not previously consulted with Stark regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion which might be rendered on the Registrant’s financial statements, and no written or oral advice was provided to the Registrant that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue.

The report of Pisenti on the Registrant’s financial statements for the year ended December 31, 2004 (the “Prior Fiscal Period”) did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Pisenti with respect to the Registrant’s financial statements for the Prior Fiscal Period contained an explanatory paragraph indicating that there was substantial doubt as to the Registrant’s ability to continue as a going concern.

The Registrant has been unable to file financial statements for the years ended December 31, 2005 or 2006 in a timely fashion because of difficulties in determining the accounting for a convertible term note and certain freestanding and embedded derivatives related to shares of the Registrant's common stock issued in connection with a November 30, 2004 financing transaction, as more fully described in the Current Report on Form 8-K filed by the Registrant on December 23, 2005. The Registrant has retained an independent third party accounting firm that specializes in accounting for these complex derivative financial instruments.

During the Prior Fiscal Period and the period from January 1, 2005 through December 10, 2007, there have been no disagreements between the Registrant and Pisenti on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Pisenti, would have caused Pisenti to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s financial statements other than a disagreement regarding the appropriate accounting treatment of certain customer deposits which was resolved to Pisenti's satisfaction. Pisenti made no reference to the subject matter of the disagreement in connection with its report on the Registrant’s financial statements.

The Registrant has authorized Pisenti to respond fully to any inquiries of Stark relating to Stark’s engagement as the Registrant’s independent registered public accounting firm.

Pursuant to the requirements of Item 304(a)(3) of Regulation S-B, the Registrant has requested that Pisenti review the disclosure contained in this Current Report on Form 8-K (this “Report”) and has given Pisenti the opportunity to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission (the “Commission”) containing any new information, any clarification of the Registrant’s expression of Pisenti’s views or any instances in which Pisenti does not agree with the statements contained in this Report. Pisenti has reviewed the disclosure contained in this Report and has provided to the Registrant a letter addressed to the Commission stating that Pisenti has reviewed the disclosure contained in this Report and has no disagreement with such disclosure. A copy of Pisenti’s letter is attached as Exhibit 16.1 and is incorporated by reference into this Item 4.01.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF CORPORATION
Date: December 12, 2007
	By:	/s/ Stan F. Sech
Chief Executive Officer

3

EXHIBITS

16.1	Letter, dated December 12, 2007 from Pisenti & Brinker LLP to the U.S. Securities and Exchange Commission.